Exhibit 99.1

Switch Announces Third Quarter 2017 Financial Results
-Achieves Record Quarterly Revenue of $97.7 million

-Net Income of $16.5 million

-Adjusted EBITDA of $49.7 million

LAS VEGAS, Nov. 13, 2017 – Switch, Inc. (NYSE: SWCH) today announced financial results for the quarter ended September 30, 2017.
"Switch delivered a strong third quarter, achieving its highest-ever revenue and operating profit for a single quarter," said Rob Roy, CEO, chairman and founder of Switch. "All of our growth was organic, and we ended the quarter with over 800 customers, adding notable enterprises to our customer base. Our innovative, patent-protected technology and strategically located hyperscale campus ecosystems continue to be key differentiators leading customers to choose Switch for their mission critical data."
Third Quarter 2017 Financial Highlights

•	Total revenue of $97.7 million, compared to $81.7 million for the same quarter last year, an increase of 20%.

•	Operating income of $25.5 million, compared to operating income of $16.4 million for the same quarter last year, an increase 55%.

•	Net income of $16.5 million, compared to $15.9 million for the same quarter last year.

•
Adjusted EBITDA of $49.7 million, compared to $34.6 million for the same quarter last year, an increase of 44%. Adjusted EBITDA margin of 50.9%, compared to 42.4% for the same quarter last year, an increase of 850 basis points.

•	Capital expenditures of $64.1 million, compared to $88.9 million in the same quarter of 2016, a decrease of 28%.

•
Churn of 0.3% and 0.5% for the three and nine months ended September 30, 2017. Churn is defined as a reduction in recurring revenue attributed to customer terminations or non-renewal of expired contracts, as a percentage of revenue at the beginning of the period.

"In the third quarter, we continued to expand our strategically located PRIME campus ecosystems in North America," said Thomas Morton, president and general counsel of Switch.  "We recently announced our plan to develop a more than one million square foot campus in Atlanta to meet customer demand in the Southeast region, with construction expected to begin in the fourth quarter of 2017. We believe our ability to operate multiple Tier 5® Platinum data centers across the country solidifies our leadership in powering the growth of services enabled by the growth of the internet."

Gabe Nacht, CFO of Switch, added, "We are pleased with our third quarter results as we continue to deliver on our key strategic growth initiatives.  Our record quarterly revenue was driven by strong year-over-year growth in our colocation business of 20%, and in our connectivity business, which was up 19%.  In addition, we added 29 new customers in the quarter.   With one of the lowest churn rates in the industry and a model of capital efficient growth, we believe our increasing scale will bring continued efficiencies."
Balance Sheet and Liquidity
On June 27, 2017, Switch executed a new $1.1 billion credit facility consisting of a $500 million revolving line of a credit and a $600 million term loan.  As of September 30, 2017 Switch's total debt outstanding net of cash and cash equivalents was $839 million, resulting in a net debt to last quarter annualized Adjusted EBITDA ratio of 4.2x.  Subsequent to the quarter end, Switch used proceeds from its IPO to repay the outstanding debt on the revolver. Assuming the repayment of the revolver, the net debt to last quarter annualized Adjusted EBITDA ratio was under 1.3x.
Capital Expenditures and Development
Capital expenditures for the third quarter totaled $64.1 million.  Maintenance capital expenditure was $0.4 million for the third quarter of 2017, compared to $0.9 million in the same period last year.  Growth capital expenditure was $63.7 million for the third quarter of 2017, compared to $88.0 million in the same period last year. During the third quarter of 2017, Switch spent $37.6 million in The Core Campus to expand power and cooling in response to additional customer density needs, and to begin site work on its Las Vegas 11 facility, which is planned to open in the fourth quarter of 2018, adding another 340,000 gross square feet.  Switch also invested $21.7 million in The Citadel Campus to support additional power and cooling, and for construction in preparation for the opening of additional data center space in the fourth quarter of 2017.  Finally, Switch spent $4.8 million on an additional buildout of The Pyramid Campus.
Recent Business Highlights

•
Completed initial public offering and began trading on the NYSE on October 6, 2017. Gross proceeds from the IPO were approximately $610.9 million, with net proceeds of approximately $577.3 million, net of underwriting discounts and commissions.

•	Introduced the built-to-suit Switch MOD data center product line, which can be customized and scaled to meet on-premise customer demand.

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Announced a patent licensing agreement in the United States with Schneider Electric, reflecting a growing relationship with one of Switch’s long-time leading global suppliers of equipment for MOD facilities.

•	Commenced deployment of a co-creation hub for technology initiatives and technology partnerships in historic Reno building.

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The U.S. Patent and Trademark Office has allowed three more patents for Switch’s innovative technology, including a patent for Switch’s revolutionary Hot Aisle Containment Chimney Pod Technology known as the T-SCIF.  Switch’s exclusive right to this disruptive technology will not expire until 2030.

2017 Guidance
For the full year 2017, Switch provides the following guidance:

•	Total revenue in the range of $372 million to $380 million.

•	Adjusted EBITDA in the range of $190 million to $195 million.

•	Capital expenditures in the range of $345 million to $365 million.

•	Class A fully weighted average basic share count of 36 million to 37 million.

•	Class A fully weighted average diluted share count of 36.5 million to 38 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2017 guidance above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss),  accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Switch's calculations of Adjusted EBITDA.
Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 6:00 p.m. Eastern time on November 13, 2017. Parties in the United States and Canada can access the call by dialing (877)-681-3378, using conference code 7988756. International parties can access the call by dialing (719)-325-4925, using conference code 7988756.
The webcast will be accessible on Switch's investor relations website at https://investors.switch.com/ for one year.  A telephonic replay of the conference call will be available through Monday November 20, 2017. To access the replay, parties in the United States and Canada should call (866)-375-1919 and enter conference code 7988756. International parties should call (719)-457-0820 and enter conference code 7988756.
Presentation of Financial Information
This press release presents historical consolidated results for the periods presented of Switch, Ltd., the predecessor of Switch, Inc., for financial reporting purposes. The financial results of Switch, Inc. have not been included in this press release as it did not engage in any business or other activities prior to the completion of the IPO on October 11, 2017. Accordingly, these historical results do not purport to reflect the results of operations of Switch, Inc. had the IPO and related transactions occurred prior to the beginning of the periods included in this press release. For example, these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on any income that would have been attributable to Switch, Inc. during such periods had the IPO and related transactions occurred prior to the beginning of such periods.
Use of Non-GAAP Financial Measures
To supplement Switch's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), Switch uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net earnings (losses) of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch's business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch's anticipated operating results for the 2017 fiscal year and Switch's expectations regarding the evolution of its marketplace. Switch's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Switch's expansion plans; its future business development; its expectations regarding demand for, and market acceptance of, its services; and its ability to enter new markets successfully.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. These and additional risks and uncertainties that could affect Switch's financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" and elsewhere in its final prospectus filed with the Securities and Exchange Commission (the "SEC") relating to its Registration Statement on Form S-1 and in its other reports filed with the SEC. Switch's SEC filings are available on the Investors section of Switch's website at https://investors.switch.com/ and on the SEC's website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and disclaim Switch's obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch's views as of any date subsequent to the date of this press release.
About Switch
Switch is a technology infrastructure company powering the sustainable growth of the connected world and the Internet of Everything. Switch's mission is to enable the advancement of humanity by creating smart, resilient and sustainable infrastructure solutions that support the most innovative technology ecosystems. Switch focuses on the design, construction and operation of some of the world's most reliable, secure, resilient and sustainable data centers.
Investor Contact:
Irmina Blaszczyk
or Lauren Sloane
The Blueshirt Group for Switch
investorrelations@switch.com
(702) 479-3993

SWITCH, LTD. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except for members' equity units)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$7,992	$22,713
Accounts receivable, net of allowance of $429 and $340, respectively	13,725	9,131
Prepaid expenses	4,087	3,921
Other current assets	9,597	2,052
Total current assets	35,401	37,817
Property and equipment, net	1,072,823	874,259
Long-term deposit	4,262	4,440
Investments	—	169
Other assets	11,894	4,330
TOTAL ASSETS	$1,124,380	$921,015

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Long-term debt, current portion	$5,194	$14,330
Accounts payable	19,516	1,663
Accrued expenses	17,750	13,127
Accrued construction payables	16,669	47,528
Accrued Michigan building and land purchase	22,589	23,916
Accrued impact fee expense	—	27,018
Deferred revenue, current portion	9,890	7,157
Customer deposits	7,939	6,939
Capital lease obligations, current portion	3,500	4,000
Total current liabilities	103,047	145,678
Long-term debt, net	818,865	457,737
Capital lease obligations	19,466	19,466
Accrued interest, capital lease obligations	1,981	2,070
Deferred revenue	19,301	17,701
TOTAL LIABILITIES	962,660	642,652
Commitments and contingencies (Note 7 and Note 9)
MEMBERS' EQUITY:
Members' equity, 225,000,000 units authorized; 200,750,505 and 198,866,680 units issued and outstanding, respectively	161,627	279,056
Accumulated other comprehensive income (loss)	93	(693)
TOTAL MEMBERS' EQUITY	161,720	278,363
TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,124,380	$921,015

SWITCH, LTD. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
For the Three and Nine Months Ended September 30, 2017
(in thousands, except for members' equity units and net income per unit)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$97,689	$81,666	$278,947	$236,464
Cost of revenue	50,744	47,029	144,575	125,389
Gross profit	46,945	34,637	134,372	111,075
Selling, general and administrative expense	21,494	18,225	60,941	52,508
Income from operations	25,451	16,412	73,431	58,567
Other income (expense):
Interest expense, including $403, $266, $901 and $740, respectively, in amortization of debt issuance costs	(8,856)	(2,273)	(17,789)	(6,850)
Equity in losses of investments	(221)	(1,260)	(955)	(3,814)
Loss on extinguishment of debt	—	—	(3,565)	—
Gain on lease termination	—	2,801	—	2,801
Other	112	246	644	436
Total other income (expense)	(8,965)	(486)	(21,665)	(7,427)
Net income	$16,486	$15,926	$51,766	$51,140

Net income per unit:
Basic	$0.08	$0.08	$0.26	$0.26
Diluted	$0.08	$0.08	$0.25	$0.25

Weighted-average units used in computing net income per unit:
Basic	200,746,690	199,108,842	200,415,541	199,328,865
Diluted	208,972,744	204,244,558	207,395,818	203,490,593

Other comprehensive income:
Foreign currency translation adjustments	221	293	786	316
Comprehensive income	$16,707	$16,219	$52,552	$51,456

SWITCH, LTD. AND SUBSIDIARIES
Reconciliation of Net Income to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2017
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income	$16,486	$15,926	$51,766	$51,140
Interest expense	8,856	2,273	17,789	6,850
Interest income	(17)	(66)	(36)	(20)
Depreciation and amortization	22,890	16,454	64,676	47,589
(Gain) loss on disposal of property and equipment	(13)	319	24	718
Equity-based compensation	1,315	1,224	4,879	4,912
Equity in net loss of investments	221	1,260	955	3,814
Loss on extinguishment of debt	-	-	3,565	-
Gain on lease termination	-	(2,801)	-	(2,801)
Adjusted EBITDA	$49,738	$34,589	$143,618	$112,202